Exhibit 99.1

Covanta Holding Corporation Reports 2020 Fourth Quarter and Full Year Results
and Provides 2021 Guidance

MORRISTOWN, NJ, February 18, 2021 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the year ended December 31, 2020.

	Year Ended December 31,
	2020	2019

	(Unaudited, $ in millions)
Revenue	$1,904	$1,870
Net (loss) income	$(28)	$10
Adjusted EBITDA	$424	$428
Net cash provided by operating activities	$254	$226
Free Cash Flow	$95	$140
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights
•Strategic review progressing, with initial implementation steps to be announced by mid-year 2021
•Protos project reached financial close in Q4, marking fourth UK project in construction
•Resilient business model minimized financial impact of the pandemic in 2020
•Reestablishing guidance for Adjusted EBITDA and Free Cash Flow for 2021

“Covanta’s 2020 results highlighted the underlying resilience of our business model and the capabilities of our incredible operating team,” said Michael Ranger, President and CEO. "Waste flows in our markets have largely retuned to pre-pandemic levels and we’ve seen recent strength in the recycled metal markets, both of which are adding momentum as we look ahead to 2021. Our strategic review is progressing and we look forward to announcing concrete steps as they are developed and executed in the coming quarters.”

More detail on our fourth quarter results can be found in the exhibits to this release and in our fourth quarter 2020 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

2021 Guidance

The Company established 2021 guidance for the following key metrics:

($ in millions)

Metric	2020 Actual	2021 Guidance Range
Adjusted EBITDA	$424	$435 - $465
Free Cash Flow	$95	$100 - $140

Reconciliations of non-GAAP measures can be found in the exhibits to this press release.
Guidance as of February 19, 2021.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, February 19, 2021 to discuss its fourth quarter results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate on the live call, please dial 1-888-317-6003 (US) or 1-412-317-6061 (international) approximately 15 minutes prior to the scheduled start of the call and enter the passcode 3286737. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy ("WtE") facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste and service revenue	$356	$354	$1,412	$1,393
Energy revenue	93	82	357	329
Recycled metals revenue	24	25	81	86
Other operating revenue	18	24	54	62
Total operating revenue	491	485	1,904	1,870
OPERATING EXPENSE:
Plant operating expense	370	333	1,420	1,371
Other operating expense, net	15	21	52	64
General and administrative expense	37	32	120	122
Depreciation and amortization expense	56	56	224	221
Impairment charges (a)	—	(1)	19	2
Total operating expense	478	441	1,835	1,780
Operating income	13	44	69	90
OTHER (EXPENSE) INCOME:
Interest expense	(33)	(35)	(133)	(143)
Net gain on sale of business and investments (a)	17	—	26	49
Loss on extinguishment of debt (a)	—	—	(12)	—
Other income	2	—	—	1
Total other expense	(14)	(35)	(119)	(93)
(Loss) income before income tax benefit and equity in net income from unconsolidated investments	(1)	9	(50)	(3)
Income tax benefit	12	1	18	7
Equity in net income from unconsolidated investments	1	2	4	6
Net income (loss)	$12	$12	$(28)	$10

Weighted Average Common Shares Outstanding:
Basic	132	131	132	131
Diluted	135	134	132	133

Earnings (Loss) Per Share
Basic	$0.09	$0.09	$(0.21)	$0.07
Diluted	$0.09	$0.09	$(0.21)	$0.07

Cash Dividend Declared Per Share	$0.08	$0.25	$0.49	$1.00
(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	As of December 31,
	2020	2019

	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$55	$37
Restricted funds held in trust	11	18
Receivables (less allowances of $8 and $9, respectively)	260	240
Prepaid expenses and other current assets	117	105
Total Current Assets	443	400
Property, plant and equipment, net	2,421	2,451
Restricted funds held in trust	6	8
Intangible assets, net	237	258
Goodwill	302	321
Other assets	297	277
Total Assets	$3,706	$3,715
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$18	$17
Current portion of project debt	9	8
Accounts payable	75	36
Accrued expenses and other current liabilities	303	292
Total Current Liabilities	405	353
Long-term debt	2,396	2,366
Project debt	116	125
Deferred income taxes	362	372
Other liabilities	117	123
Total Liabilities	3,396	3,339
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 132 shares)	14	14
Additional paid-in capital	882	857
Accumulated other comprehensive loss	(32)	(35)
Accumulated deficit	(554)	(460)
Treasury stock, at par	—	—
Total Equity	310	376
Total Liabilities and Equity	$3,706	$3,715

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Twelve Months Ended December 31,
	2020	2019

	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net (loss) income	$(28)	$10
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	224	221
Amortization of deferred debt financing costs	4	5
Net gain on sale of business and investments (a)	(26)	(49)
Impairment charges (a)	19	2
Loss on extinguishment of debt (a)	12	—
Provision for expected credit losses	1	2
Stock-based compensation expense	29	25
Equity in net income from unconsolidated investments	(4)	(6)
Deferred income taxes	(10)	(9)
Dividends from unconsolidated investments	9	9
Other, net	(6)	3
Change in working capital, net of effects of acquisitions and dispositions	24	12
Changes in noncurrent assets and liabilities, net	6	1
Net cash provided by operating activities	254	226
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(162)	(158)
Acquisition of businesses, net of cash acquired	—	2
Proceeds from asset sales	15	27
Property insurance proceeds	1	—
Investment in equity affiliates	(15)	(14)
Other, net	(15)	(2)
Net cash used in investing activities	(176)	(145)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	538	80
Proceeds from borrowings on revolving credit facility	724	536
Proceeds from insurance premium financing	37	29
Payments on long-term debt	(555)	(16)
Payments on revolving credit facility	(685)	(565)
Payments on project debt	(8)	(18)
Payment of deferred financing costs	(8)	(1)
Cash dividends paid to stockholders	(89)	(133)
Payment of insurance premium financing	(33)	(26)
Proceeds from related party note	9	—
Other, net	(1)	(8)
Net cash used in financing activities	(71)	(122)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	9	(42)
Cash, cash equivalents and restricted cash at beginning of period	63	105
Cash, cash equivalents and restricted cash at end of period	$72	$63

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

	(Unaudited, in millions)
Net income (loss)	$12	$12	$(28)	$10
Depreciation and amortization expense	56	56	224	221
Interest expense	33	35	133	143
Income tax benefit	(12)	(1)	(18)	(7)
Impairment charges (a)	—	(1)	19	2
Net gain on sale of businesses and investments (b)	(17)	—	(26)	(49)
Loss on extinguishment of debt(c)	—	—	12	—
Property insurance recoveries, net	(1)	—	(1)	—
Loss on asset retirements	1	1	3	4
Accretion expense	—	—	2	2
Business development and transaction costs (f)	—	—	1	2
Severance and reorganization costs (d) (f)	3	2	5	13
Stock-based compensation expense	10	5	29	25
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	6	7	24	25
Capital type expenditures at client owned facilities (e)	12	6	36	34
Other (f)	—	3	9	3
Adjusted EBITDA	$103	$125	$424	$428
(a)During the year ended December 31, 2020, we recorded a $19 million non-cash impairment charge related to our Covanta Environmental Solutions reporting unit.
(b)During the year ended December 31, 2020, we recorded a $26 million gain on the sale of business and investments comprised of a $9 million gain related to the Newhurst Energy Recovery Facility development project and a $17 million gain related to the Protos Energy Recovery Facility development project.
During the year ended December 31, 2019, we recorded a $56 million gain related to the Rookery South Energy Recovery Facility development project and a $11 million loss related to the divestiture of our Springfield and Pittsfield WtE facilities.
(c)During the year ended December 31, 2020, we recorded a $12 million loss on extinguishment of debt comprised of approximately $10 million related to the redemption of our 5.875% Senior Notes due 2024 and approximately $1 million related to the refinancing of our tax-exempt bonds.
(d)During the years ended December 31, 2020 and 2019, we recorded $5 million and  $13 million, respectively, of costs related to our ongoing asset rationalization and portfolio optimization efforts, early retirement program, and certain organizational restructuring activities.
(e)Adjustment for capital equipment related expenditures at our service fee operated facilities which are capitalized at facilities that we own.
(f)Added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

	(Unaudited, in millions)
Net cash provided by operating activities	$63	$114	$254	$226
Capital type expenditures at client owned facilities (a)	12	6	36	34
Cash paid for interest	8	29	112	152
Cash (refunded) paid for taxes, net	(7)	—	(4)	5
Equity in net income from unconsolidated investments	1	2	4	6
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	6	7	24	25
Dividends from unconsolidated investments	(6)	(4)	(9)	(9)
Adjustment for working capital and other	26	(29)	7	(11)
Adjusted EBITDA	$103	$125	$424	$428
(a) See Adjusted EBITDA reconciliation above - Note (e).

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,		Full Year Estimated 2021
	2020	2019	2020	2019

	(Unaudited, in millions)
Net cash provided by operating activities	$63	$114	$254	$226	$230 - $260
Add: Changes in restricted funds - operating (a)	1	2	1	20	-
Less: Maintenance capital expenditures (b)	(53)	(25)	(160)	(106)	(120) - (135)
Free Cash Flow	$11	$91	$95	$140	$100 - $140

(a) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b) Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

	(Unaudited, in millions)
Maintenance capital expenditures	$(53)	$(25)	$(160)	$(106)
Net maintenance capital expenditures paid but incurred in prior periods	10	(2)	12	(9)

Total ash processing system	(2)	(5)	(13)	(9)
Capital expenditures associated with the New York City MTS contract	—	—	—	(19)
Capital expenditures associated with other organic growth initiatives	—	(3)	(1)	(13)
Total capital expenditures associated with growth investments (c)	(2)	(8)	(14)	(41)
Capital expenditures associated with property insurance events	—	(2)	—	(2)
Total purchases of property, plant and equipment	$(45)	$(37)	$(162)	$(158)

(c) Total growth investments represents investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures, net of third party loans collateralized by unconsolidated project equity.
Capital expenditures associated with growth investments	$(2)	$(8)	$(14)	$(41)
UK business development projects	(4)	(2)	(13)	(3)
Investment in equity affiliate	(4)	(5)	(15)	(14)
Asset and business acquisitions, net of cash acquired	—	—	—	2
Less: third party project loan proceeds collateralized by project equity	—	—	9	—
Total growth investments	$(10)	$(15)	$(33)	$(56)

Covanta Holding Corporation		Exhibit 6
Supplemental Information
(Unaudited, $ in millions)
	Twelve Months Ended December 31,
	2020	2019
REVENUE:
Waste and service revenue:
WtE tip fees	$651	$638
WtE service fees	466	466
Environmental services (a)	136	140
Municipal services (b)	242	231
Other (c)	37	34
Intercompany (d)	(120)	(116)
Total waste and service	1,412	1,393
Energy revenue:
Energy sales	266	273
Capacity	41	44
Other (e)	51	12
Total energy	357	329
Recycled metals revenue:
Ferrous	47	46
Non-ferrous	34	40
Total recycled metals	81	86
Other revenue (f)	54	62
Total revenue	$1,904	$1,870

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$326	$308
Other plant operating expense	1,094	1,063
Total plant operating expense	1,420	1,371
Other operating expense	52	64
General and administrative	120	122
Depreciation and amortization	224	221
Impairment charges	19	2
Total operating expense	$1,835	$1,780

Operating income	$69	$90

Plus: impairment charges	19	2
Operating income excluding impairment charges	$88	$92

(a) Includes the operation of material processing facilities and related services provided by our Covanta Environmental Solutions business.
(b) Consists of transfer stations and the transportation component of our NYC Marine Transfer Station contract.
(c) Includes waste brokerage, debt service and other revenue not directly related to WtE waste processing activities.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
(e) Primarily components of wholesale load serving revenue not included in Energy sales line, such as transmission and ancillaries.
(f) Consists primarily of construction revenue.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation						Exhibit 7
Revenue and Operating Income Changes - FY 2019 to FY 2020
(Unaudited, $ in millions)
				Waste
	FY 2019	Organic Growth (a)	%	Contract Transitions(b)	Transactions (c)	Total Changes	FY 2020
REVENUE:
Waste and service:
WtE tip fees	$638	$16	2.5%	$4	$(7)	$13	$651
WtE service fees	466	(1)	(0.3)%	1	—	—	466
Environmental services	140	(4)	(2.8)%	—	(1)	(4)	136
Municipal services	231	9	4.1%	—	2	11	242
Other revenue	34	3	9.6%	—	—	3	37
Intercompany	(116)	(3)		—	(1)	(4)	(120)
Total waste and service	1,393	20	1.5%	5	(7)	19	1,412
Energy revenue:
Energy sales	273	(5)	(1.9)%	1	(3)	(7)	266
Capacity	44	(3)	(6.5)%	—	—	(3)	41
Other	12	39	—%	—	—	39	51
Total energy	329	31	9.3%	1	(3)	28	357
Recycled metals:
Ferrous	46	2	3.4%	—	—	1	47
Non-ferrous	40	(6)	(15.3)%	—	—	(6)	34
Total recycled metals	86	(5)	(5.3)%	—	—	(5)	81
Other revenue	62	(9)	(14.0)%	—	—	(8)	54
Total revenue	$1,870	$38	2.0%	$6	$(10)	$34	$1,904

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$308	$20	6.4%	$—	$(2)	$18	$326
Other plant operating expense	1,063	37	3.5%	6	(11)	31	1,094
Total plant operating expense	1,371	57	4.2%	6	(13)	49	1,420
Other operating expense	64	(11)		—	—	(12)	52
General and administrative	122	(2)		—	—	(2)	120
Depreciation and amortization	221	5		—	(2)	3	224
Total operating expense(d)	$1,778	$48		$6	$(15)	$38	$1,816
Operating income (loss) (d)	$92	$(11)		$1	$5	$(4)	$88

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.
(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.
(d) Excludes impairment charges
Note: Certain amounts may not total due to rounding

WtE Operating Metrics (Unaudited)									Exhibit 8

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
	2020	2020	2020	2020	2020	2019	2019	2019	2019	2019
WtE Waste
Tons: (in millions)
Tip fee - contracted	2.08	2.15	2.28	2.14	8.65	2.04	2.29	2.28	2.18	8.78
Tip fee - uncontracted	0.58	0.52	0.46	0.53	2.09	0.54	0.43	0.48	0.57	2.01
Service fee	2.62	2.51	2.74	2.53	10.41	2.62	2.70	2.74	2.64	10.70
Total tons	5.28	5.19	5.48	5.20	21.15	5.20	5.41	5.49	5.39	21.49

WtE tip fee per ton:
Contracted	$54.04	$54.37	$55.45	$55.77	$54.92	$52.64	$54.16	$53.93	$53.93	$53.69
Uncontracted	$82.87	$78.71	$89.89	$84.96	$83.91	$76.57	$89.06	$85.22	$81.31	$82.61
Average revenue per ton	$60.36	$59.10	$61.23	$61.57	$60.57	$57.66	$59.66	$59.36	$59.58	$59.08

WtE Energy
Energy sales: (MWh in millions)
Contracted	0.51	0.48	0.51	0.53	2.03	0.47	0.47	0.55	0.57	2.06
Hedged	0.82	0.87	1.13	0.99	3.81	0.80	0.73	0.76	0.73	3.02
Market	0.30	0.18	NM	0.12	0.62	0.29	0.37	0.38	0.27	1.31
Total energy sales	1.64	1.52	1.65	1.64	6.45	1.56	1.57	1.69	1.56	6.38

Market sales by geography:
PJM East	0.1	—	—	—	0.1	0.1	0.2	0.2	0.1	0.6
NEPOOL	0.1	—	—	—	0.1	0.1	0.1	0.1	0.1	0.3
NYISO	—	—	—	—	0.1	—	—	—	—	0.1
Other	0.1	0.1	—	0.1	0.3	0.1	0.1	0.1	0.1	0.3
Revenue per MWh: (excludes capacity)
Contracted	$66.32	$69.06	$65.89	$70.30	$67.90	$67.33	$66.00	$62.77	$67.33	$65.80
Hedged	$45.68	$23.76	$26.31	$28.54	$30.51	$49.67	$26.42	$28.69	$31.10	$34.29
Market	$19.15	$17.85	NM	$27.09	$19.83	$32.44	$21.69	$25.36	$27.22	$26.31
Average revenue per MWh	$47.27	$37.25	$38.24	$41.97	$41.24	$51.74	$37.19	$39.08	$43.52	$42.81

Metals
Tons recovered, net: (in thousands)
Ferrous	103.1	115.7	118.2	120.3	457.3	96.3	110.8	111.9	104.7	423.7
Non-ferrous	12.0	12.3	12.2	11.5	47.9	12.6	12.5	12.8	13.0	50.8
Tons sold, net: (in thousands)
Ferrous	90.6	99.2	101.3	110.8	401.8	84.0	94.9	96.4	94.9	370.3
Non-ferrous	7.5	8.1	9.1	7.3	32.1	8.3	6.7	8.2	10.4	33.7
Revenue per ton: ($ in millions)
Ferrous	$115	$104	$115	$133	$117	$137	$132	$118	$108	$123
Non-ferrous	$900	$1,123	$1,003	$1,201	$1,054	$1,123	$1,255	$984	$1,346	$1,184

WtE plant operating expenses: ($ in millions)
Plant operating expenses - gross	$292	$274	$270	$300	$1,137	$294	$278	$256	$269	$1,097
Less: Client pass-through costs	(13)	(10)	(13)	(22)	(58)	(13)	(12)	(12)	(20)	(57)
Less: REC sales - contra-expense	(4)	(3)	(3)	(7)	(17)	(3)	(2)	(4)	(3)	(12)
Plant operating expenses - reported	$275	$261	$255	$271	$1,062	$278	$264	$240	$247	$1,028

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.
Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments, we adjust EBITDA for our proportionate share of the entity's depreciation and amortization, interest expense, tax expense and other adjustments to exclude significant unusual or non-recurring items that are not directly related to the entity's operating performance. in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. We do not have control, nor have any legal claim to the portion of our unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for these unconsolidated investments in accordance with the equity method of accounting. Net income (losses) from these investments are reflected within our consolidated statements of operations in Equity in net income from unconsolidated investments. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the year ended December 31, 2020 and 2019, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in joint ventures to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2020 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.

Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities.
We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the year ended December 31, 2020 and 2019, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•the impact of the COVID-19 pandemic on our employees, business, and operations, or on the economy in general, including commercial and financial markets;
•our ability to identify opportunities and execute on strategies and transactions, including in connection with a strategic review of our business and including acquisitions, divestitures, and restructuring opportunities;
•seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities;
•our ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;
•adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, tax laws, labor laws and healthcare laws;
•failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;
•our ability to avoid adverse publicity or reputational damage relating to our business;
•advances in technology;
•difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;
•difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;
•our ability to realize the benefits of long-term business development and bear the cost of business development over time;
•limits of insurance coverage;
•our ability to avoid defaults under our long-term contracts;
•performance of third parties under our contracts and such third parties' observance of laws and regulations;
•concentration of suppliers and customers;
•geographic concentration of facilities;
•increased competitiveness in the energy and waste industries;
•changes in foreign currency exchange rates;
•limitations imposed by our existing indebtedness, including limitations on strategic alternatives or transactions;
•our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;
•exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;
•the scalability of our business;
•our ability to attract and retain talented people;
•failures of disclosure controls and procedures and internal controls over financial reporting;
•our ability to utilize net operating loss carryforwards;
•general economic conditions in the United States and abroad, including the availability of credit and debt financing; and
•other risks and uncertainties affecting our business described in Item 1A. Risk Factors of our Annual Report on Form 10-K and in other filings by Covanta with the SEC.

Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.